EXHIBIT 16.2

STONEFIELD JOSEPHSON, INC.
655 Montgomery Street, Ste. 1220
San Francisco, California  94111


August 6, 2004


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20547


Ladies and Gentlemen:

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Accountant" of the Form 8-K of One Link 4 Travel, Inc. to be filed with the Securities and Exchange Commission on or around August 6, 2004, and agree with the statements contained therein.


Very truly yours,

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants

/s/ Nanette Lee Miller
----------------------
Nanette Lee Miller

NLM:hs